EXHIBIT 99.2
118 Second Avenue SE, PO Box 73909
Cedar Rapids, Iowa 52407-3909
Contacts: Randy A. Ramlo, President/CEO or
Dianne M. Lyons, Vice President/CFO, 319-399-5700
United Fire Reports on Annual Stockholders’ Meeting
•	Directors Elected to Board for Full Terms
•	New Officer Appointments Approved
•	Regular Dividend on Common Stock Declared
•	Affirmation of A.M. Best A (Excellent) Rating Announced
CEDAR RAPIDS, Iowa, May 18, 2011 (GLOBE NEWSWIRE) — United Fire & Casualty Company (Nasdaq: UFCS) announces that four directors were elected for full terms on our 12-member board at today’s annual stockholders’ meeting on May 18, 2011.
Elected to the board of directors for a three-year term expiring in 2014 are: Douglas M. Hultquist, president and chief executive officer, QCR Holdings, Inc., Moline, Illinois; Casey D. Mahon, adjunct professor of law, University of Iowa College of Law, Iowa City, Iowa; Randy A. Ramlo, president and chief executive officer, United Fire Group, Cedar Rapids, Iowa; and Frank S. Wilkinson Jr., retired executive, E.W. Blanch Co., Minneapolis, Minnesota.
In other official business, stockholders ratified the selection of Ernst & Young LLP as the Company’s independent auditors for the 2011 calendar year, approved an amendment to the Company’s non-qualified non-employee director stock option and restricted stock plan, approved an advisory resolution on executive compensation and recommended an annual advisory vote on executive compensation.
As part of his presentation at the meeting, President and CEO Randy A. Ramlo announced that A.M. Best has recently affirmed the Company’s A (excellent) rating.
Board Meeting
Following the stockholders’ meeting, the board met and took the following actions:
Committee appointments James W. Noyce was named chair of the audit committee, taking over for Thomas W. Hanley, who will remain a member of the audit committee.

New officer appointments
The following officer appointments were approved by the board:

Jolene Grow
Denver Regional Office Underwriting Manager Jolene Grow was appointed assistant vice president of United Fire & Casualty Company. Her new title is assistant vice president and underwriting manager.

Patrick P. Kane
Great Lakes Marketing Manager Patrick P. Kane was appointed assistant vice president of United Fire & Casualty Company. His new title is assistant vice president and Great Lakes marketing manager.

L. Dean Walstrom
Regional Claims Manager L. Dean Walstrom was appointed assistant vice president of United Fire & Casualty Company. His new title is assistant vice president and regional claims manager.
Dividend on common stock
The Board of Directors declared a regular quarterly dividend on the common stock of 15 cents per share. This dividend will be payable on June 15, 2011, to stockholders on record as of June 1, 2011. United Fire has paid dividends every quarter since March 1968.
Share Repurchase Program
The board approved an extension of United Fire’s existing share repurchase program, authorizing the purchase of an additional 1 million shares of the company’s common stock and extending the program expiration date two years to August 2013.
About United Fire & Casualty Company
Founded in 1946, United Fire & Casualty Company and its subsidiaries offer property and casualty insurance, life insurance and annuities. On March 28, 2011 United Fire completed its acquisition of Mercer Insurance Group, Inc. The combined entity is licensed as a property and casualty insurer in 43 states, plus the District of Columbia, and represented by more than 1,300 independent agencies. United Fire is rated A (Excellent) by A.M. Best Company. For the third consecutive year, United Fire was named a “Top 10 Ease of Doing Business Performer” for 2010 in Deep Customer Connections, Inc.’s eighth annual Ease of Doing Business survey of independent agents and brokers. United Fire has also been named one of the Most Trustworthy Publicly Traded Companies in America, a list compiled through a partnership of Forbes and Audit Integrity. Less than 5 percent of the entire U.S. stock market qualifies for inclusion on the list.

Our subsidiary, United Life Insurance Company, is licensed in 29 states, represented by more than 900 independent life agencies, and has been named to the Ward’s 50® Life-Health Insurance Companies for five consecutive years (2006-2010).
Disclosure of Forward-looking Statements
This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expect(s),” “anticipate(s),” “intend(s),” “plan(s),” “believe(s),” “continue(s),” “seek(s),” “estimate(s),” “goal(s),” “target(s),” “forecast(s),” “project(s),” “predict(s),” “should,” “could,” “may,” “will continue,” “might,” “hope,” “can” and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December, 31, 2010, filed with the SEC on March 1, 2011 and in our report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 10, 2011. The risks identified on Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.